UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2016

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076

(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Suite 1300, Austin, TX	78754

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 23, 2016, Superconductor Technologies Inc. (the "Company") held a Special Meeting of Stockholders (the "Special Meeting"). For more information about the proposal, see the Company's Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on May 16, 2016, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 28,618,583 shares, or 70.2%, of the 40,748,218 shares of common stock outstanding on the record date of May 4, 2016 were present in person or by proxy, constituting a quorum for the purposes of the Special Meeting. Below are the final voting results on the matter submitted to a vote of stockholders.

Proposal 1.       The amendment of our restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio to be determined by our Board within a specified range, without reducing the authorized number of shares of our common stock, was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
22,150,571	6,373,283	94,729	-

Proposal 2.        Adjournment of the Special Meeting if necessary, for the purpose of soliciting additional proxies in favor of the proposed amendment as described in Proposal 1, was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
22,592,233	5,639,869	386,481	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: June 24, 2016	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer